UNITED STATES
ECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2005

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 6, 2005, Semitool, Inc (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”), amending the Credit Agreement entered into between the Company and Wells Fargo HSBC Trade Bank, N.A. (the “Trade Bank”) on November 3, 2004. The First Amendment provides for an increase in the available amount under the Credit Facility from $15 million to $30 million.

Certain financial covenants also have been amended by the First Amendment and the Facility Termination Date has been extended to March 1, 2008. All other material terms remain the same.

Other than the Credit Agreement, there is no material relationship between the Company and the Trade Bank. From time to time, the Company conducts other banking business with the Trade Bank.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2005	SEMITOOL, INC. (Registrant) By: /s/ Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer